                                                                    EXHIBIT 10.8

--------------------------------------------------------------------------------
                               USD 16,000,000.00

                               CREDIT AGREEMENT


                                  Provided by


                              DEN NORSKE BANK ASA

                                      to

                             HORIZON VESSELS, INC.

                                      and

                      HORIZON OFFSHORE CONTRACTORS, INC.
                                 as Borrowers

                            HORIZON OFFSHORE, INC.
                                 as Guarantor


                         Dated as of October 27, 1997


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

                               TABLE OF CONTENTS
                               -----------------


Section 1.   Definitions.....................................................  2
        1.1  Certain Definitions.............................................  2
        1.2  Accounting Terms................................................ 13

Section 2.   Facility A...................................................... 13
        2.1  Term Loan....................................................... 13

Section 3.   Facility B...................................................... 14
        3.1  Revolving Credit................................................ 14
        3.2  Borrowing Base.................................................. 15

Section 4.   The Note........................................................ 15

Section 5.   Manner of Drawdown.............................................. 15
        5.1  Manner of Drawdown.............................................. 16
        5.2  Disbursement of Funds........................................... 16
        5.3  Failure to Borrow; Delay........................................ 16

Section 6.   Interest........................................................ 17
        6.1  Rate of Interest................................................ 17
        6.2  Payment of Interest............................................. 17
        6.3  Conversion of LIBOR Advance to Prime Advance.................... 17
        6.4  Overdue Payment of Principal and Interest....................... 18
        6.5  Compliance with Law............................................. 18

Section 7.   Loan Payments................................................... 19
        7.1  Payments on Non-Business Days................................... 19
        7.2  Repayment of Facility A......................................... 19
        7.3  Repayment of Facility B......................................... 19
        7.4  Voluntary Prepayments........................................... 20
        7.5  Mandatory Prepayment............................................ 21
        7.6  Payment Procedure............................................... 21
        7.7  Net Payments.................................................... 21
        7.8  Rights of Set-off............................................... 22
        7.9  Changes in Circumstances........................................ 22
       7.10  Unavailability of Dollars....................................... 25
       7.11  Holding Account................................................. 26
       7.12  Tax Treaty...................................................... 27

Section 8.   Security........................................................ 28

        8.1  Mortgages....................................................... 28
        8.2  Security Agreement.............................................. 28
        8.3  Support Agreement............................................... 28
        8.4  Guaranty........................................................ 28
        8.5  Holding Account Agreement....................................... 28
        8.6  Further Assurances.............................................. 28

Section 9.   Conditions Precedent............................................ 29
        9.1  Documents Required as Conditions Precedent to the Drawdown
             of the First Advance............................................ 29
        9.2  Additional Conditions Precedent to Subsequent Advances.......... 33
        9.3  Waiver of Conditions Precedent.................................. 33

Section 10.  Fees and Expenses............................................... 33
       10.1  Fees............................................................ 33
       10.2  Expenses........................................................ 34
       10.3  General Indemnity............................................... 35
       10.4  Survival........................................................ 37

Section 11.  Representations and Warranties of Borrowers..................... 37
       11.1  Due Incorporation, Qualification, Etc........................... 38
       11.2  Capacity........................................................ 38
       11.3  Authority and Enforceability.................................... 38
       11.4  Governmental Approvals.......................................... 38
       11.5  Compliance with Other Instruments............................... 39
       11.6  Financial Statements............................................ 39
       11.7  Material Adverse Events......................................... 40
       11.8  Litigation, Etc................................................. 40
       11.9  Principal Place of Business..................................... 40
      11.10  Patent and Other Rights......................................... 41
      11.11  Taxes........................................................... 41
      11.12  Employee Retirement Income Security Act of 1974................. 41
      11.13  Investment Company Act of 1940.................................. 41
      11.14  Subsidiaries.................................................... 41
      11.15  Environmental Compliance........................................ 42

Section 12.  Affirmative Covenants of Borrowers.............................. 43
       12.1  Financial Statements, Reports and Inspection.................... 43
       12.2  Insurance....................................................... 46
       12.3  Other Debt...................................................... 47
       12.4  Maintenance of Existence; Conduct of Business................... 47
       12.5  Financial Records............................................... 47
       12.6  Maintenance of Vessels.......................................... 47

       12.7  Environmental Compliance........................................ 47
       12.8  Environmental Notifications..................................... 48
       12.9  Environmental Indemnification................................... 49
      12.10  Notification of Total Loss...................................... 51

Section 13.  Negative Covenants of Borrowers................................. 51
       13.1  Liens........................................................... 51
       13.2  Line of Business................................................ 52
       13.3  Consolidation, Merger, Etc...................................... 53
       13.4  Modification of Agreements...................................... 53
       13.5  Indebtedness.................................................... 53
       13.6  Reportable Event................................................ 53
       13.7  Change of Legal Structure....................................... 53
       13.8  Change of Place of Business..................................... 53
       13.9  Management of Vessels........................................... 54
      13.10  Subsidiaries.................................................... 54
      13.11  Charter......................................................... 54
      13.12  Modifications to Vessels........................................ 54
      13.13  Sale of Vessel, Etc............................................. 54
      13.14  Current Ratio................................................... 54
      13.15  Working Capital................................................. 55
      13.16  Fixed Charge Coverage Ratio..................................... 55
      13.17  Debt Ratio...................................................... 55
      13.18  Payments on Subordinated Debt................................... 55
      13.19  Compliance with Federal Reserve Board Regulations............... 55
      13.20  Loans and Investments........................................... 56
      13.21  Contracts with Affiliates....................................... 56
      13.22  Change of Management or Ownership............................... 56
      13.23  Lease Expense................................................... 56
      13.24  Capital Expenditures............................................ 56
      13.25  Dividends....................................................... 56
      13.26  Use of Vessels.................................................. 57
      13.27  Fiscal Years.................................................... 57

Section 14.  Events of Default............................................... 57
       14.1  Events.......................................................... 57

Section 15.  Minimum Value, Evaluation and Additional Security............... 60
       15.1  Minimum Value................................................... 60
       15.2  Evaluation...................................................... 61
       15.3  Failure to Maintain Minimum Value............................... 61

Section 16.  Elliott Payments................................................ 62

Section 17.  Miscellaneous................................................... 63
       17.1  Entire Agreement................................................ 63
       17.2  No Waiver....................................................... 63
       17.3  Survival........................................................ 63
       17.4  Notices......................................................... 64
       17.5  Termination..................................................... 64
       17.6  Severability of Provisions...................................... 64
       17.7  Successors and Assigns.......................................... 65
       17.8  Assignment and Participation.................................... 65
       17.9  Counterparts.................................................... 66
      17.10  Jurisdiction.................................................... 66
      17.11  Choice of Law................................................... 67
      17.12  Waiver of Jury Trial............................................ 67
      17.13  Amendment and Waiver............................................ 68
      17.14  No Oral Agreements.............................................. 68
      17.15  Headings, Etc................................................... 68
      17.16  Taxes........................................................... 68
      17.17  Controlling Agreement........................................... 68

Schedule 1 -   List of Vessels
Exhibit A -    Promissory Note
Exhibit B -    Request for Borrowing
Exhibit C -    Borrowing Base Report

                               CREDIT AGREEMENT


     THIS CREDIT FACILITY AGREEMENT dated as of October __, 1997, among Horizon Vessels, Inc., a corporation organized and existing under the laws of the State of Delaware, Horizon Offshore Contractors, Inc., a corporation organized and existing under the laws of the State of Delaware (individually a "Borrower" and collectively the "Borrowers"), Horizon Offshore, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Guarantor") and Den norske Bank ASA, a banking corporation organized and existing under the laws of the Kingdom of Norway (the "Lender").

                             W I T N E S S E T H:
                             --------------------
     WHEREAS, the Borrowers are in the offshore construction business; and

     WHEREAS, the Borrowers have requested financing from the Lender in a principal amount of up to Sixteen Million United States Dollars (USD 16,000,000.00) to repay existing debt of the Borrowers, assist with the cost of upgrading the Vessels and provide working capital for the Borrowers; and

     WHEREAS, the Lender is prepared to provide the financing described above on the terms and conditions contained in this Credit Agreement;

     NOW, THEREFORE, in consideration of the above recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

 Section 1.  Definitions.

      1.1 Certain Definitions. As used herein, the following terms shall have the following respective meanings:

     "Advance" means a loan by the Lender to the Borrowers under this Credit Agreement.

     "Affiliate" of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person and
(ii) any director or officer of such first Person or of any Person referred to in clause (i) above. For the purposes of this definition "control" of any Person includes (a) with respect to any corporation or other Person having voting shares or the equivalent and elected directors, managers, or Persons performing similar functions, the ownership or power to vote, directly or indirectly shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or beneficial interest in any other entity and (c) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

     "Borrowing Base" means at any time an amount equal to 80% of the face value of Eligible Accounts from a U.S. domiciled Person payable in USD.

     "Breakage Cost" means any amount reasonably necessary to compensate the Lender for costs or expenses incurred by the Lender in connection with the payment or acceleration of the Loan, in whole or in part, whether voluntarily or involuntarily , on a date which is not the last date of the then applicable Interest Period for the portion of the Loan being paid, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties.

     "Business Day" means any day on which commercial banks are open for business in Houston, Texas, New York, New York and London, England.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition, (ii) time deposits (including Eurodollar time deposits) and certificates of deposit of any bank meeting the qualifications specified in clause (iv) below with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (iv) below, (iv) commercial paper issued by the parent corporation of any bank referred to in this clause (iv) or any commercial bank of recognized standing having capital and surplus in excess of USD 300,000,000.00 and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc., and in each case maturing within 90 days after the date of acquisition, and (v) remarketed certificates of participation issued through any bank meeting the qualifications specified in clause (iv) above rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc. and maturing within 90 days after the date of acquisition.

     "Commitment" means a maximum of USD 16,000,000.00 as it may be reduced from time to time pursuant to the provisions of this Agreement.

     "Controlled Group" means a "controlled group of corporations" as defined in
Section 1563(a) of the Internal Revenue Code of 1986, as amended, determined without regard to Section 1563(a)(4) and (e) (3) (C) of such Code, of which either Borrower is a part.

     "Credit Facility" means the aggregate amount of Advances made hereunder and the aggregate amount of the unused but still available portion of the Commitment.

     "Current Assets" means those assets of the Guarantor which would in accordance with GAAP be classified on a consolidated basis as current assets of a corporation conducting a business the same as or similar to the business of the Guarantor.

     "Current Liabilities" means Indebtedness of the Guarantor which would in accordance with GAAP be classified on a consolidated basis as current liabilities of a corporation conducting a business the same as or similar to the business of the Guarantor but excluding the current maturities of the Borrowers' or the Guarantor's long term debt.

     "Current Ratio" means the ratio of the Guarantor's Current Assets to the Guarantor's Current Liabilities.

     "Debt Ratio" means the Guarantor's total consolidated Indebtedness divided by the sum of consolidated Indebtedness, Elliott Advances, Elliott Indebtedness, and stockholder's equity but excluding subordinated indebtedness of HLS Offshore, L.L.C.

     "Dollars" and the sign "USD" mean lawful money of the United Stated of America.

     "Drawdown Date" means the date upon which an Advance is made.

     "EBITDA" means, for any period, the consolidated earnings of the Guarantor during such period from continuing operations, before gains or losses on sales of assets (to the extent such gains or losses are included in earnings from continuing operations) and extraordinary items, as determined under GAAP, federal, state, foreign and local income taxes, Interest Expense, depreciation and amortization.

     "Eligible Accounts" means, at any time, the aggregate amount of the Borrowers' accounts receivable for the shipment and sale of products or for services rendered for which invoices have been issued and payment for which is due within sixty (60) days. In determining accounts receivable constituting Eligible Accounts, there shall be excluded (i) accounts receivable remaining unpaid for a period of more than ninety (90) days from the date of invoice (or due date in the case of instruments, lease agreements and chattel paper), (ii) accounts receivable arising from sale to or services rendered for any subsidiary or Affiliate of the Borrowers, if any, (iii) accounts receivable in which the Lender does not have a first priority perfected security interest, (iv) accounts receivable which are subject to a right of offset, claim or defense, (v) accounts receivable due from suppliers of materials or inventory to the Borrowers to the extent that the Borrowers are indebted to such suppliers with respect to materials or supplies purchased by the Borrowers from such suppliers,
(vi) accounts receivable due from customers known to be insolvent or in bankruptcy proceedings, and (vii) accounts receivable rejected in whole or in part by the Lender in its sole discretion as containing unacceptable risk.

     "Elliott" means Elliott Associates, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

     "Elliott Advances" means equity contributions or subordinated loans made by Elliott to the Borrowers pursuant to the Support Agreement and other advances made by Elliott to the Borrowers which do not meet the requirements contained in the definition of Elliott Indebtedness.

     "Elliott Indebtedness" means (i) amounts advanced by Elliott to the Borrowers in the form of subordinated debt subsequent to the first Drawdown Date for the purpose of acquiring or upgrading marine construction vessels or ancillary equipment related to such vessels or (ii) amounts paid by Elliott on behalf of the Borrowers subsequent to the first Drawdown Date in respect of amounts owed on the PHOENIX HORIZON (EX MARINER); but in either case the terms (including subordination) of which have been approved in writing by the Lender.

     "Elliott Payments" means payments by the Borrowers to Elliott of accrued interest on Elliott Advances and Elliott Indebtedness and principal payments on Elliott Indebtedness.

     "Equipment" shall have the meaning set forth in Section 1.01 of the Security Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" means each of the Events of Default described in Section 14 hereof.

     "Excess Cash Flow" means for any period, EBITDA minus the sum of total Interest Expense for the Loan, principal payments on Facility A (both scheduled and optional), Taxes paid and the proportional amount of the Borrowers' capital expenditures, assuming USD 2,000,000.00 of capital expenditures annually.

     "Facility A" means the USD 9,000,000.00 senior secured term loan provided for in Section 2 of this Agreement.

     "Facility B" means the USD 7,000,000.00 senior secured revolving loan provided for in Section 3 of this Agreement.

     "Fixed Charge Coverage Ratio" means for any period, EBITDA divided by the sum total of Interest Expense on the Loan, scheduled payments of principal on Facility A, actual Taxes paid and proportional capital expenditures of the Borrowers for such period, assuming USD 2,000,000.00 of capital expenditures annually.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

     "Governmental Agency" means any United States or foreign government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

     "Guaranty" means the guaranty by the Guarantor of the Borrowers' obligations under this Agreement and the Note in form and substance satisfactory to the Lender.

     "Hazardous Substances" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined int he Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 9601, et seq. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S. C. Sec. 2601, et seq. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq. (hereinafter called "OPA"); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any waste, substance or material, currently in effect or at any time hereafter adopted.

     "Holding Account Agreement" means the agreement among The Frost National Bank the Borrowers and the Lender establishing the lock box arrangement for the accounts receivable of the Borrowers, in form and substance satisfactory to the Lender.

     "Indebtedness" of the Borrowers or the Guarantor means all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of the Borrowers or the Guarantor, as of the date as of which indebtedness and liabilities is to be determined and shall include all indebtedness and liabilities of others assumed or guaranteed by the Borrowers or the Guarantor or in respect of which the Borrowers or the Guarantor are secondarily or contingently liable (other than by endorsement of instruments in the course of collection and performance guarantees and similar transactions entered into in the ordinary course of business) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise but shall exclude deferred Taxes.

     "Interest Expense" means, with respect to any Person, for any period of determination, its interest expense determined in accordance with GAAP.

     "Interest Payment Date" means, with respect to any Prime Advance, the last Business Day of each month and, with respect to any LIBOR Advance, the end of each Interest Period except if such Interest Period is longer than ninety (90) days, every ninety (90) days and at the end of such Interest Period.

     "Interest Period" means with respect to any LIBOR Advance, each period selected by the Borrowers for which the rate of interest on such LIBOR Advance is fixed being the period commencing on the date of the LIBOR Advance or the date of the expiration of the preceding Interest Period for such LIBOR Advance and ending on the corresponding day in the calendar month selected by the Borrowers which is one (1) month, two (2) months, three (3) months or six (6) months later or, if such month has no numerical corresponding day, on the last Business Day of such month. If the last day of any such Interest Period is not a Business Day, then such Interest Period shall end on the next succeeding Business Day, subject to Section 7.1 hereof. If any Interest Period determined hereunder would extend beyond the Maturity Date, such Interest Period shall end on the Maturity Date.

     "LIBOR Advance" means a Facility A Advance or a Facility B Advance as to which the Borrowers have selected LIBOR to determine the interest rate.

     "LIBOR Rate" means in respect of any Interest Period, the rate of interest per annum at which deposits in U.S. Dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), as reported by the Telerate System page 3750 or such other page as may replace such page 3750 on such system (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) for the purpose of reporting London Interbank Offered Rates of major banks under the heading for British Bankers Association Interest Settlement Rates in the column designated "USD" (U. S. Dollar), two (2) Business Days before the first day of an Interest Period. In the event that LIBOR interest rates are not reported on the telerate System or such reported rates are not applicable to the selected Interest Period, the Lender shall notify the Borrowers and upon such notification, the LIBOR Rate shall mean in respect of any Interest Period the rate of interest per annum (rounded upwards, if necessary, to the nearest one sixteenth of one percent) at which the Lender is able to acquire funds in Dollars equal to the outstanding amount of the Advance for which the rate is to be determined for the duration of the relevant Interest Period in the London Interbank Eurocurrency Market at or about 11:00 a.m. London time on the second Business Day prior to the commencement of the relevant Interest Period for value on the first day of such Interest Period, or at such time in any alternative marker for such funds available to the Lender, as notified by the Lender to the Borrowers, such notification, absent manifest error, to be conclusive.

     "Loan" means the principal amounts advanced by the Lender hereunder and outstanding.

     "Loan Documents" means this Agreement, the Mortgages, the Security Agreement, the Support Agreement, the Guaranty, the Holding Account Agreement and the Note.

     "Material adverse effect" or "materially adversely affected" means, unless specified otherwise, to affect in a material manner the ability of the Borrowers to perform their obligations under this Agreement or the ability of the Guarantor to perform its obligations under the Guaranty.

     "Maturity Date" means June 30, 2002.

     "Mortgages" means the United States First Preferred Fleet Mortgage on the U.S. flag Vessels and the Vanuatu First Preferred Ship Mortgage on the Vanuatu flag Vessel, in form and substance satisfactory to the Lender.

     "Note" means the secured promissory note of the Borrowers substantially in the form of Exhibit A attached hereto, and all renewals, extensions, rearrangements and replacements thereof.

     "Obligations" means and includes all loans, advances, debts, liabilities, obligations, letters of credit or any other financial accommodations, howsoever arising, owing by either Borrower to the Lender of every kind and description (whether or not for the payment of money); direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement, the Note and the other Loan Documents, including, without limitation, all interest and other expenses that the Borrowers are obligated to pay thereunder.

     "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, Governmental Agency or any other entity other than the Borrowers and whether acting in an individual, fiduciary or other capacity.

     "Plan" means any employee pension benefit plan subject to Title IV of ERISA and maintained by the Borrower or any member of a Controlled Group, or any such plan, to which the Borrower or any member of a Controlled Group is required to contribute on behalf of any of its employees.

     "Prime Advance" means a Facility A Advance or a Facility B Advance as to which the Borrowers have selected the Prime Rate to determine the interest rate or as to which the Prime Rate has been applied pursuant to Section 6.3(b) below.

     "Prime Rate" means the rate announced by the Lender at its New York, New York office from time to time as its prime rate.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA (29 U.S.C. (S)1343), except events for which the notice provision has been waived by the Pension Benefit Guaranty Corporation.

     "Request for Borrowing" means each request for borrowing given by the Borrowers pursuant to Section 5.1(c) hereof, substantially in the form attached hereto as Exhibit B.

     "Revolving Loan Termination Date" means September 30, 1999.

     "Revolving Loan Period" means the period of time beginning on the date of this Agreement and ending on the Revolving Loan Termination Date.

     "Security Agreement" means the security agreement on certain of the Borrowers' assets and revenues from the Borrowers to the Lender in form and substance satisfactory to the Lender.

     "Support Agreement" means the agreement between Elliott and the Lender concerning the purchase by Elliott of the term loan made pursuant to Section 2 below under certain circumstances and the obligation of Elliott to make Elliott Advances to the Borrowers, in form and substance satisfactory to the Lender.

     "Taxes" means any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Agency or taxing authority thereof.

     "Term Loan Availability Date" means March 31, 1998.

     "Term Loan Period" means the period of time beginning on the date of this Agreement and ending on the Term Loan Availability Date.

     "Total Assets" means the value of all of the assets of the Borrowers on a consolidated basis using book value except that the Vessels shall be included in such valuation at their fair market values as determined pursuant to Section
15.2 of this Agreement.

     "Total Debt" means all indebtedness of the Guarantor on a consolidated basis including, but not limited to, obligations under long term charters, capital leasing obligations, guaranties of indebtedness, contingent liabilities and subordinated debt, all according to GAAP.

     "Total Loss" means in respect of any Vessel (i) actual or constructive or compromised or arranged total loss of such Vessel; or (ii) requisition for title or other compulsory acquisition of such Vessel otherwise than by requisition for hire; or (iii) capture, seizure, arrest, detention or confiscation of such Vessel by any government or by persons acting or purporting to act on behalf of any government unless such Vessel is released from such capture, seizure, arrest, detention or confiscation within thirty (30) days of the occurrence thereof. A Total Loss shall be deemed to have occurred (a) in the event of an actual total loss of a Vessel, on the date of such loss, (b) in the event of damage to a Vessel which results in a constructive or compromised or arranged total loss of such

Vessel, on the date of the occurrence of the event giving rise to such damage, or (c) in the case of any event referred to in clauses (ii) or (iii) above, on the date of the occurrence of such event.

     "Vessels" means the three (3) U.S. flag barges, the one (1) Vanuatu flag barge and the one (1) U.S. flag tug listed on Schedule 1 attached hereto.

     "Working Capital" means the excess of the Guarantor's Current Assets over its Current Liabilities.

     1.2 Accounting Terms. Except as expressly stated herein, all accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in preparation of the consolidated financial statements of the Borrowers referred to in Section 12.1 hereof.

 Section 2.    Facility A.

     2.1 Term Loan. (a) Upon the terms and subject to the conditions herein set forth, the Lender agrees during the Term Loan Period to make the senior secured term loan to the Borrowers in one or more Advances in a total principal amount not to exceed USD 9,000,000.00.

     (b)  Facility A will be advanced in minimum increments of USD 100,000.00.

     (c) The Facility A Advances are subject to the following further provisions:

          (i) up to USD 3,500,000.00 of Facility A may be advanced prior to the reflagging of the PHOENIX HORIZON under Vanuatu flag;

          (ii) up to USD 7,000,000.00 of Facility A may be advanced after the PHOENIX HORIZON has been reflagged under Vanuatu flag and the recording of the Vanuatu First Preferred Ship Mortgage on such vessel;

          (iii) up to USD 9,000,000.00 of Facility A may be advanced upon (A) completion of the refurbishments to the GULF HORIZON; and (B) receipt by the Lender of a survey from a marine surveyor acceptable to the Lender showing a fair market value of at least USD 5,720,000.00 for such vessel and in all other respects acceptable to the Lender;

          (iv) should the conditions stated above for the second and third increases in availability not be met by the Term Loan Availability Date, the Lender's obligation to make additional Facility A Advances shall automatically terminate; and

          (v) should the conditions stated in (iii) above occur before those stated in (ii) above, the Lender in its absolute discretion may allow Facility A Advances up to USD 5,500,000.00.

Section 3.     Facility B.

               3.1 Revolving Credit. Upon the terms and subject to the conditions herein set forth, the Lender agrees to make the senior secured revolving credit available to the Borrowers by, from time to time prior to the Revolving Loan Termination Date, making an Advance or Advances to the Borrowers in principal amounts in the aggregate not to exceed USD 7,000,000.00 at any one time. Within such limit, the Borrowers may borrow, repay pursuant to Section 7.3(a) and reborrow under this Section 3.1. Each borrowing by the Borrowers from the Lender under this Section shall be in an aggregate principal amount of at least USD 200,000.00 and in integral multiples of USD 100,000.00.

               3.2 Borrowing Base. (a) Notwithstanding any other provision of this Agreement, the aggregate principal amount at any time outstanding under Facility B shall not be in excess of the Borrowing Base.

               (b) As an additional condition precedent to the initial Advance and all subsequent Advances under Facility B, the Borrowers shall provide to the Lender a Borrowing Base Report.

               (c) If at any time the test of Section 3.2(a) above is not met, the Borrowers shall at the Lender's direction either (i) within ten (10) Business Days provide to the Lender sufficient additional collateral in form and substance satisfactory to the Lender as shall be necessary to insure that the test of Section 3.2(a) above is satisfied or (ii) within three (3) Business Days prepay pursuant to Section 7.4 hereof an amount as may be necessary to reduce the aggregate principal amount outstanding under Facility B to an amount which will allow the test of Section 3.2(a) above to be met. The cure periods listed above shall start running on the date notice of the Lender's decision is given to the Borrowers.

Section 4.     The Note.

               (a) The Borrowers' joint and several obligations to pay the principal of, and interest on, the Loan shall be evidenced by the Note.

               (b) At the time of the making of each Advance, and upon each payment of the principal of the Loan, the Lender shall, and is hereby authorized to, make a notation on the Note specifying the date and the amount of such Advance or such payment. Failure to make any such notation shall not limit or otherwise affect the Borrowers' or any guarantor's obligations in respect of this Agreement or the Note.

Section 5.     Manner of Drawdown.

               5.1   Manner of Drawdown. The Borrowers may draw an Advance upon:

               (a) The Lender's prior satisfaction that the relevant conditions set out in Section 9 herein have been complied with;

               (b) No event having occurred to the actual knowledge of the Borrowers which, with or without notice or lapse of time, would constitute an Event of Default;

               (c) The Lender having received from the Borrowers an irrevocable Request for Borrowing (i) before 10:00 a.m. New York time at least three (3) and not more than ten (10) Business Days in the case of a LIBOR Advance and (ii) before 3:00 p.m. New York time at least one (1) and not more than ten (10) Business Days in the case of a Prime Advance prior to the Drawdown Date selected by the Borrowers.

               (d) The first Drawdown Date shall occur no later than October 30, 1997.

                5.2 Disbursement of Funds. Disbursement of each Advance proceeds shall be made by the Lender to the Borrowers as directed by the Borrowers in the Request for Borrowing.

                5.3 Failure to Borrow; Delay. If the borrowing described in any Request for Borrowing fails to take place or is delayed because any of the conditions specified in Section 9 below are not satisfied, the Borrowers shall jointly and severally indemnify the Lender against any loss incurred as a result of the giving of such Request for Borrowing, including without limitation any loss resulting from actions taken by the Lender to fund the requested Advance, but excluding any loss resulting from the gross negligence or willful misconduct of the Lender. A certificate of the Lender stating in reasonable detail the amount of, and basis for, any such loss incurred by the Lender shall be conclusive absent manifest error.

Section 6.     Interest.

               6.1 Rate of Interest. (a) The Borrowers agree to pay interest in respect of all amounts outstanding under any LIBOR Advance at a rate per annum of the LIBOR Rate plus 3%.

               (b) The Borrowers agree to pay interest in respect of all amounts outstanding under any Prime Advance at a rate per annum of the Prime Rate plus 1/2%.

               (c) Interest on unpaid principal amounts of LIBOR Advances shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

               (d) Interest on unpaid principal amounts of Prime Advances shall be computed on the basis of a year of 365 days or, when applicable, 366 days.

                6.2 Payment of Interest. Interest shall be paid by the Borrowers on each Interest Payment Date.

               6.3 Conversion of LIBOR Advance to Prime Advance. (a) At the end of any Interest Period for a LIBOR Advance, the Borrowers may, by irrevocable written notice to the Lender received at least three (3) Business Days prior to the end of such Interest Period, elect to convert such Advance to a Prime Advance.

               (b) The Borrowers shall notify the Lenders before 10:00 a.m. New York time three (3) Business Days prior to the end of each Interest Period for any LIBOR Advance as to the length selected by the Borrowers for the next Interest Period. If no such notice is given, such LIBOR Advance shall automatically convert to a Prime Advance.

               6.4 Overdue Payment of Principal and Interest. Overdue principal of, and (to the extent permitted by law) overdue interest in respect of, amounts due under this Agreement shall bear interest, payable on demand, at a rate per annum which shall be 2% in excess of the interest rate otherwise applicable pursuant to Section 6.1 above.

               6.5 Compliance with Law. Notwithstanding any provision of this Agreement or the Note to the contrary, in no event shall the aggregate amount of consideration which constitutes interest under any applicable law which is contracted for, charged or received hereunder or under this Agreement or the Note ("Interest") exceed the maximum amount of nonusurious interest allowed by law, and any excess shall be credited on this Agreement or the Note (or if all obligations under this Agreement and the Note shall have been paid in full, refunded to the Borrowers). For purposes of the foregoing, the maximum amount of interest allowed by law shall be calculated by determining the amount of interest that could be contracted for, charged or received during the term hereof at the maximum rate of nonusurious interest allowed from time to time by applicable law as is now or, to the extent allowed by law, as may hereafter be in effect (the "maximum nonusurious interest rate") and, if at any time the rate of Interest to accrue would exceed the maximum nonusurious interest rate, the rate of Interest to accrue under this Note shall be limited to the maximum nonusurious interest rate, but any subsequent reductions in the LIBOR Rate or the Prime Rate shall not reduce the rate of Interest to accrue under this Agreement or on the Note below the maximum nonusurious interest rate until the total amount of Interest accrued and paid under this Agreement or on the Note equals the amount of Interest which could have accrued if a rate per annum equal to the LIBOR Rate plus 3% or the Prime Rate plus 1/2% had at all times been in effect.

Section 7.     Loan Payments

               7.1 Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day; provided, however, that if such next succeeding Business Day is in a new month, then the payment required under this Agreement or the Note shall be made on the first Business Day preceding the original date on which payment was due. If a payment of principal has been extended pursuant to this Section 7.1, interest shall be payable on such principal at the applicable rate during such extension.

     7.2 Repayment of Facility A. All amounts outstanding under Facility A shall be repaid by the Borrowers in forty-eight (48) monthly installments of USD 190,000.00 each payable on each Interest Payment Date commencing on July 31, 1998, or in a lesser number of installments depending upon the aggregate amount of Advances made under Facility A; provided, however, that, in any event, the final installment shall be in an amount sufficient to pay all amounts due under this Agreement and the Note.

     7.3 Repayment of Facility B. (a) The Borrowers may repay any amounts outstanding under Facility B prior to the Revolving Loan Termination Date on the following terms and conditions:

           (i) any amounts outstanding under Facility B as LIBOR Advances may be repaid upon irrevocable written notice to the Lender (3) days prior to the end of an Interest Period without prepayment fee or penalty, but any repayment made before the end of an Interest Period must be accompanied by Breakage Costs;

           (ii) any amounts outstanding under Facility B as Prime Advances may be repaid upon irrevocable written notice to the Lender no later than 4:00 p.m. New York time on the day before repayment and without prepayment fee or penalty.

     (b) The Borrowers shall jointly and severally repay all amounts outstanding under Facility B to the Lender in one payment on the Revolving Loan Termination Date.

     7.4 Voluntary Prepayments. The Borrowers shall have the right to prepay all amounts outstanding under Facility A in whole or in part, without premium or penalty, from time to time pursuant to this Section 7.4 on the following terms and conditions:

           (a) the Borrowers shall give the Lender at least four (4) Business Days' prior written notice of its intent to prepay such amounts, the amount of such prepayment and the date of such prepayment;

          (b) each such prepayment shall be in a principal amount of at least USD 200,000.00 and in integral amounts of USD 100,000.00;

          (c) if the amount being prepaid relates to a LIBOR Advance and the prepayment is not at the end of an Interest Period, at the time of any prepayment, the Borrowers shall pay all Breakage Costs and all interest accrued on the principal amount of said prepayment; and

          (d) each prepayment pursuant to this Section 7.4 shall be applied to amounts outstanding under Facility A in inverse order of maturity.

     7.5 Mandatory Prepayment. If there shall have occurred a sale or Total Loss of any Vessel, on the earlier of (x) the date the sale or insurance proceeds are received or (y) ninety (90) days after the date of occurrence of the sale or Total Loss, the Borrowers shall (A) pay to the Lender an amount equal to the insured value of such Vessel or the sale proceeds of such Vessel as the case may be and (B) pay accrued interest thereon to the date of such prepayment together with any Breakage Costs. The Lender shall apply payments received pursuant to this Section 7.5 in accordance with Section 7.4(d) above.

     7.6 Payment Procedure. All payments and prepayments made by the Borrowers under the Note or this Agreement shall be made by wire transfer in immediately available funds before 12:00 noon, New York Time on the date such payment is required to be made to the Lender pursuant to the Lender's written instructions. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day. All payments and prepayments received shall be applied first to accrued interest and then to the reduction of principal.

     7.7 Net Payments. (a) All sums payable by the Borrowers under this Agreement, or the Note, whether of principal, interest, fees or otherwise, shall be paid in full without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any Taxes, other than any Tax, on or measured by the income of the Lender) shall not be less than the amounts otherwise specified to be paid under this Agreement or the Note.

     (b) A certificate as to any additional amounts payable to the Lender under this Section 7.7 submitted to the Borrowers by the Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error.

     (c) With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lender) to establish any income tax credit to which the Lender may be entitled. In the event that such a deduction or withholding for Taxes becomes so applicable, the Lender and the Borrowers will use their best efforts to minimize the effect of such Taxes.

     7.8 Rights of Set-off. The Lender shall, with respect to the Loan and all other amounts payable hereunder, have all rights of set-off, banker's lien and counterclaim as it is entitled to exercise under the law of the jurisdiction in which such rights are exercised.

     7.9 Changes in Circumstances. (a) If, by reason of any change subsequent to the date of this Agreement in applicable law or regulation or regulatory requirement or directive whether or not having the force of law or in the interpretation or application thereof by the governmental or quasi-governmental or judicial authority or central bank charged with the administration or interpretation of such law or regulation (a "Change in Circumstance"), the Lender shall determine in good faith that it has become unlawful or impossible for it to perform its obligations hereunder, the Lender shall immediately notify the Borrowers and, after such notice, the liability of the Lender to advance or maintain the Advances shall immediately cease or, if any Advance has been made, the Borrowers shall prepay to the Lender such Advance. In any such event, but without prejudice to the aforesaid obligation of the Borrowers to prepay, the Borrowers and the Lender shall negotiate in good faith for a period not to exceed ninety (90) days commencing from the date notice is given by the Lender as provided above, with a view to agreeing to terms for making or continuing to make available the Commitment from another jurisdiction or funding of the affected Advance from alternative sources.

     (b) If the effect of any Change in Circumstance having effect after the date hereof, is to:

           (i) change the basis of taxation to the Lender of payment of principal or interest or any other payment due pursuant to the terms of this Agreement or the Note (other than an increase in the rate of taxation on the Lender's overall net income); or

           (ii) impose or modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of or loans by the Lender; or

           (iii) impose on the Lender any other condition affecting the Commitment or the Loan or any part thereof, the result of which is either to increase the cost to the Lender of making available or maintaining the Commitment or the Loan or any part thereof or to reduce the amount of any payment received by the Lender hereunder; then and in any such case if such increase or reduction in the opinion of the Lender materially affects the interests of the Lender;

                 (A) the Lender shall notify the Borrowers of any of the above circumstances and the Lender shall use all reasonable efforts (without any financial commitment on its part) to avoid the effects of any such change and in particular, shall consider (without any commitment on its part) fulfilling its obligations under this Agreement through another office or transferring its interest in this Agreement and the Note at par to one or more of its Affiliates not affected by the Change in Circumstances if such transfer can be accomplished without material added cost to the Lender and in a manner compatible with its operational procedures; or

                 (B) If the efforts referred to in (A) above fail to have the effect of eliminating the increased cost incurred by the Lender or the reduction in the amount of any payment received, the Borrowers shall within three (3) Business Days following demand (whether made before or after any repayment of the amounts outstanding under this Agreement and the Note) pay to the Lender such amount as the Lender shall certify to be necessary to compensate the Lender for such additional cost or reduction; provided, however, that despite such payments, the Lender and the Borrowers shall continue to use their best efforts to reduce the effect of such Change in Circumstance; and

                 (C) At any time thereafter, so long as the Change in Circumstance giving rise to the obligation to make the compensating payment continues, the Borrowers may, upon giving the Lender not less than ten (10) Business Days' written notice which shall be irrevocable, prepay to the Lender the Loan.

     (c) If any amounts outstanding under this Agreement are to be prepaid by the Borrowers pursuant to any of the provisions of this Section 7.9, the Borrowers shall simultaneously with such prepayment pay to the Lender all Breakage Costs and all accrued interest and fees on the amounts to be prepaid.

     (d) The certificate of determination of the Lender, as to any matters referred to in this Section 7.9 shall show in reasonable detail the amount payable and the calculations used in good faith to determine such amount and shall, save for any manifest error, be conclusive and binding on the Borrowers.

     7.10  Unavailability of Dollars.

     (a) In the event that the Lender is not able to obtain Dollars in the London Interbank Market, in the manner in effect on the date of this Agreement, the Dollars required by the Lender to fund the Loan shall be made available from such other financial sources as may be available to the Lender. In such an event the rate of interest applicable to the Loan for the relevant Interest Period will be for LIBOR Advances, the aggregate of 3% and for Prime Advances, 1/2% and the cost (expressed as a per annum percentage) to the Lender from such financial sources and for periods as may be elected by the Lender. Each change in such cost in respect of funding the Loan will cause an immediate corresponding change in the rate of interest payable by the Borrowers. This arrangement shall be temporary and should Dollars subsequently become available to the Lender in the London Interbank Market, in the manner in effect on the date of this Agreement, then from the conclusion of the then current Interest Period for funding from alternative sources, the Loan will bear interest at the rate detailed in Section 6.1(a) above.

     (b) In the event that the Lender is unable (for any reason whatsoever) to acquire the required Dollars from any source, the parties hereto shall meet to discuss an alternative arrangement. In the absence of mutual agreement and at the end of ten (10) Business Days after the meeting referred to above the obligation of the Lender hereunder to make available the Loan shall be extinguished forthwith and the Loan shall be repaid forthwith by the Borrowers to the Lender along with all fees and Breakage Costs for the Loan.

     7.11 Holding Account. (a) On or before the first Drawdown Date, the Borrowers shall cause to be established in the name of the Borrowers for the benefit of the Lender an account and lock box (the "Holding Account" and the "Lock Box") at the Houston, Texas office of The Frost

National Bank pursuant to the Holding Account Agreement. The Borrowers shall instruct all of their customers and account debtors to make all payments to the Lock Box or the Holding Account of all accounts receivable of the Borrowers, including but not limited to Earnings as defined in the Security Agreement. Any payments received directly by the Borrowers from their customers or account debtors will be deposited immediately in the Holding Account. Until an Event of Default shall have occurred, the Borrowers shall have the right to transfer from the Holding Account any amounts in the Holding Account. After an Event of Default shall have occurred all amounts in the Holding Account may be applied by the Lender in payment of any amounts due and outstanding under this Agreement or the Note.

     (b) On each Interest Payment Date, the Revolving Loan Termination Date, the Maturity Date and each day on which commitment fee is payable and only in the event that the Borrowers have failed to make a payment in accordance with the terms of this Agreement and the Note, all amounts in the Holding Account (including interest accrued), shall be used first to pay interest due on such Interest Payment Date, second to pay any commitment fee due on such date and third to repay the principal amount outstanding on the Note which is due and payable to the Lender on such date. After such payments have been made, all other funds in the Holding Account shall be released to the Borrowers.

     (c) The Holding Account shall terminate and any funds remaining in it shall be paid the Borrowers upon the fulfillment of all of the Borrowers' Obligations or upon the prior written consent of the Lender.

     7.12 Tax Treaty. The Lender is organized under the laws of the Kingdom of Norway and agrees:

     (a) To complete and deliver to the Borrowers on or before the first Drawdown Date Internal Revenue Service Form 4224.


                    [THIS PORTION INTENTIONALLY LEFT BLANK]



     (b) To complete and deliver to the Borrowers from time to time, provided the Lender is eligible to do so, any successor or additional forms required in order to secure an exemption from, or reduction in the rate of, income tax withholding imposed by the United States of America. The Lender shall amend or supplement any such form as required and permitted by applicable law to insure that it is in full force and effect, accurate and complete at all times.

Section 8. Security.

     8.1 Mortgages. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the Mortgages.

      8.2 Security Agreement. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the Security Agreement.

      8.3 Support Agreement. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the Support Agreement.

      8.4 Guaranty. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the Guaranty.

      8.5 Holding Account Agreement. The Credit Agreement and all other amounts due under this Agreement shall be secured in accordance with the terms of the Holding Account Agreement.

      8.6 Further Assurances. The Borrowers agree to execute and deliver to the Lender such financing statements or other instruments or documents as the Lender may reasonably request in order to perfect the security created by the Mortgage, the Security Agreement and the Holding Account Agreement or otherwise required by this Agreement.

Section 9. Conditions Precedent.

     9.1 Documents Required as Conditions Precedent to the Drawdown of the First Advance.

The obligation of the Lender to make the first Advance is subject to the condition precedent that the Lender shall have received at or prior to the first Drawdown Date all of the following, each dated on or before the first Drawdown Date and each in form and substance satisfactory to the Lender.

     (a) The executed Note and the other Loan Documents.

     (b) Certified copies of the resolutions of the Boards of Directors of the Borrowers and the Guarantor authorizing the execution and delivery by the Guarantor and the Borrowers of the Loan Documents to which they are parties and all documents evidencing other necessary corporate action with respect to the Loan Documents.

     (c) Certificates of the Secretaries or the Assistant Secretaries of the Guarantor and the Borrowers certifying the names and true signatures of the officers of the Guarantor and the

Borrowers authorized to sign the Loan Documents on behalf of the Guarantor and the Borrowers and the other documents or certificates to be executed by the Guarantor and the Borrowers pursuant to this Agreement.

     (d) Copies certified as of a recent date by the Secretaries or the Assistant Secretaries of the Guarantor and the Borrowers of their By-Laws.

     (e) Copies of the Guarantor's and the Borrowers' Certificates of Incorporation certified by the relevant officials of their jurisdiction of incorporation within thirty (30) days from the date of the first Drawdown Date and certificates dated within thirty (30) days of the first Drawdown Date of the relevant officials of their jurisdiction of incorporation as to the existence and good standing of the Guarantor and the Borrower.

     (f) Certified copy of the resolutions of the Board of Directors of the general partner of Elliott authorizing the execution and delivery by Elliott of the Support Agreement and all documents evidencing other necessary corporate action with respect to the Support Agreement.

     (g) Certificate of the Secretary or the Assistant Secretary of the general partner of Elliott certifying a copy of excerpts from Elliott's Limited Partnership Agreement respecting Elliott's partnership authority to enter into the Loan Documents and the names and the signatures of the officers of such general partner authorized to sign the Support Agreement on behalf of Elliott and the other documents or certificates to be executed by Elliott pursuant to this Agreement.

     (h) Copies of Elliott's Certificate of Limited Partnership certified by the relevant official of its jurisdiction of organization within thirty (30) days from the date of the first Drawdown Date and a certificate dated within thirty (30) days of the first Drawdown Date of such officials as to the existence and good standing of Elliott.

     (i) An opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, counsel to the Guarantor and the Borrowers, acceptable to the Lender.

     (j) An opinion of Kleinberg, Kaplan, Wolff & Cohen, P.C., counsel to Elliott, acceptable to the Lender.

     (k) An opinion of Gardere Wynne Sewell & Riggs, L.L.P., special counsel to the Lender, acceptable to the Lender.

     (l) The Borrowers shall have executed and delivered to the Lender copies of all documents and filings and shall have taken all actions necessary to perfect the security interests created by the Mortgages, the Holding Account Agreement and the Security Agreement as first priority perfected security interests.

     (m) All orders, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with and exemptions by any Governmental Agency or any Person (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of the Vessels) required to (i) authorize the execution, delivery and performance by the Borrowers and the Guarantor of the Loan Documents to which they are parties or (ii) prevent the execution, delivery and performance by the Borrowers and the Guarantor of the Loan Documents to which they are parties from resulting in a breach of any of the terms or conditions of, or resulting in the imposition of any lien, charge or encumbrance upon any properties of the Borrowers or the Guarantor pursuant to, or constituting a default (with due notice or lapse of time or both), or resulting in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which any Borrower or the Guarantor is a party (other than the

Mortgages, the Holding Account Agreement or the Security Agreement) or to the Borrowers' knowledge after due inquiry by which the Borrowers or the Guarantor or their property may be bound or affected, or under the Certificates of Incorporation or By-Laws of the Borrowers or the Guarantor, shall have been obtained or made.

     (n) Evidence of the insurance required by Section 12.2 of this Agreement, accompanied by a report of the Borrower's insurance broker that such insurance complies with the terms of the Mortgages.

     (o) Payment by the Borrowers of the fees referred to in Section 10.1 below required to be paid on or before the first Drawdown Date.

     (p) Confirmation of class certificates for the CAJUN HORIZON and the AMERICAN HORIZON from the American Bureau of Shipping showing such Vessels to be classified as Maltese Cross A1 Barges dated within thirty (30) days of the first Drawdown Date.

     (q) Copies of evaluations dated no earlier than January 1, 1997 of the fair market value of the Vessels without charter or other contractual commitments by an independent ship broker or appraiser selected by the Borrowers but acceptable to the Lender.

     (r) All of the Indebtedness of the Borrowers to Elliott then in existence or arising in the future (other than any such Indebtedness to be repaid on the first Drawdown Date from the proceeds of an Advance) shall be fully subordinated to the Obligations on terms and conditions acceptable to the Lender.

     (s) There shall have been no material adverse change in the financial condition of any Borrower or the Guarantor since the financial statements delivered to the Lender for the period ending August 31, 1997.

     (t) If the first Drawdown Date is not the date hereof, certificates dated the first Drawdown Date of an officer of the Borrowers and the Guarantor, respectively, certifying that:

           (i) The representations and warranties contained in Section 11 below and in Section 7 of the Guaranty are correct on and as of the first Drawdown Date as through made on and as of such date except those expressly made as of another date; and

           (ii) No event has occurred and is continuing, or would result from the first Advance which constitutes an Event of Default or with the passing of time or the giving of notice would constitute an Event of Default.

     9.2 Additional Conditions Precedent to Subsequent Advances. The obligation of the Lender to make each subsequent Advance shall be subject to the further condition precedent that the Lender shall have received certificates (dated the date of such Advance) of an officer of the Borrowers and the Guarantor, respectively, certifying that:

     (a) The representations and warranties contained in Section 11 below and in Section 7 of the Guaranty are correct on and as of the date such Advance is made as though made on and as of such date except those expressly made as of another date; and

     (b) No event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or with the passing of time or the giving of notice would constitute an Event of Default.

     9.3 Waiver of Conditions Precedent. All of the conditions precedent contained in this Section 9 are for the sole benefit of the Lender and the Lender may waive any or all of them in its absolute discretion.

Section 10.  Fees and Expenses.

     10.1 Fees. (a) The Borrowers shall jointly and severally pay to the Lender a structuring fee of 2% of amounts available to be drawn under this Agreement, payable as follows:

             (i) on the date of this Agreement 2% of Facility B and 2% of the amount referred to in Section 2.1(c)(i) above; and

             (ii) on each date on which an additional amount of Facility A becomes available pursuant to Section 2.1(c) above, an amount equal to 2% of such additional amount.

     (b) The Borrower shall pay to the Lender an administrative fee of USD 10,000.00 on the date of this Agreement.

     (c) The Borrower shall pay to the Lender a commitment fee of one-half of one percent (1/2%) per annum of (i) the daily undrawn portion of the Facility B Commitment up to and including the Revolving Loan Termination Date and (ii) the daily undrawn portion of the Facility A Commitment up to and including the Term Loan Availability Date. Such commitment fee shall begin to accrue on the date of this Agreement and shall be payable quarterly in arrears, the first such payment to be made on December 31, 1997 and quarterly thereafter. The amount of the commitment fee shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

     10.2 Expenses. The Borrowers jointly and severally agree, whether or not any Advance is made, to promptly pay or reimburse the Lender upon demand for all reasonable fees and disbursement of the Lender, including, but not limited to, travel and other out-of-pocket expenses of the Lender and the reasonable fees and expenses of external counsel and technical consultants to the Lender, incurred in connection with (a) the preparation, execution and delivery of the Loan

Documents, the making of Advances under this Agreement and all other documents referred to herein and any amendments, renegotiation, refinancing or waivers to or termination of any thereof, (b) the recording, filing and perfection of all security interests created by the Loan Documents and (c) the protection of the rights of the Lender under this Agreement and all other documents referred to herein and the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise.

     10.3 General Indemnity. The Borrowers hereby jointly and severally agree to:

     (a) pay and hold the Lender harmless from and against any and all present and future stamp and other similar Taxes with respect to the Note and the other Loan Documents and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes, and will indemnify the Lender for the full amount of Taxes paid by the Lender in respect of payments made or to be made hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted;

     (b) indemnify the Lender, and its officers, directors, employees, representatives, agents, attorneys and Affiliates (an "Indemnitee") from and hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrowers of the proceeds of the Loan, (ii) the operations of the business of the Borrowers,
(iii) any bodily injury or death or property damage occurring in or upon or in the vicinity of any Vessel or any other property owned or operated by the Borrowers, (iv) the failure of the Borrowers to comply with any requirement of any Government Agency, or (v) any other aspect of this Agreement, the Note and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the negligence of any Indemnitee;

     (c) In the case of any indemnification hereunder, the Lender or other Person indemnified hereunder shall give notice to the Borrowers within a reasonable period of time of any such claim or demand being made against it and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrowers provide a defense, the Indemnitee shall bear its own cost of defense unless there is a conflict of interest between the Borrowers and such Indemnitee.

     (d) No Indemnitee may settle any claim to be indemnified pursuant to this Section 10.3 without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnitee proposes, if the indemnitor does not have the financial ability to pay all of its obligations outstanding and asserted against the Indemnitee at that time, including the maximum potential claims against the Indemnitee to be indemnified pursuant to this Section 10.3.

     (e) Notwithstanding anything to the contrary in this Agreement, the Borrowers shall have no indemnity obligation with respect to any Indemnitee Matter caused by or resulting from the gross negligence or willful misconduct of the Lender or any other Indemnitee.

     (f) It is the parties' understanding that neither the Lender nor any other Indemnitee does now, has never and does not intend in the future to exercise any operational control or maintenance over the Vessels or any other properties and operations owned or operated by the Borrowers, nor has any of them in the past, presently, or intends in the future to, maintain an ownership interest in the Vessels or any other properties owned or operated by the Borrowers except as may arise upon enforcement of the Lender's rights under the Mortgages or the Security Agreement.

     (g) Should, however, the Lender or any other Indemnitee hereafter exercise any ownership interest in or operational control over the Vessels or any other properties owned or operated by the Borrowers, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Lender or other Indemnitee subsequent to exercising such interest or operational control, to the extent such action or inaction by the Lender or other Indemnitee is admitted by the Lender or other Indemnitee or is found by a court of competent jurisdiction to have caused or made worse any condition for which liability is asserted.

     (h) The indemnity and hold harmless contained in this Section 10.3 shall not extend to the Lender or any other Indemnitee in its or his capacity as an equity investor in the Borrowers or as an owner of any property or interest as to which the Borrowers are also an owner but only to the Lender's capacity as a lender or a holder of security interests.

     10.4 Survival. The obligations of the Borrowers under this Section 10 shall survive payment of all other amounts due under this Agreement.

Section 11.  Representations and Warranties of Borrowers.

     Each Borrower represents and warrants to the Lender as follows:

     11.1 Due Incorporation, Qualification, Etc. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation to do business in the jurisdictions in which the failure to be so qualified would have a material adverse effect on its business or financial condition, and it has full corporate power and authority to own its properties and assets and to conduct its business as presently conducted.

     11.2 Capacity. It has full corporate power and authority to execute and deliver, and to perform and observe the provisions of the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

     11.3 Authority and Enforceability. The execution, delivery and performance by such Borrower of the Loan Documents to which it is a party have been or will be duly authorized by all necessary corporate action. This Agreement (including the New York choice of law) constitutes, and the other Loan Documents to which it is a party constitute, or will constitute, legal, valid and binding obligations of such Borrowers enforceable against it in accordance with their respective terms, subject to laws affecting creditors' rights generally and applicable equitable principles. The Mortgage, the Security Agreement and the Holding Account Agreement shall on the first Drawdown Date create and constitute valid and perfected security interests in and to the properties covered thereby, subject to the exceptions contained therein, enforceable against all third parties, subject to laws affecting creditors' rights generally and applicable equitable principles, and shall secure the Credit Facility.

     11.4 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of the Vessels or required in connection with the perfection of the security interests created by any of the Loan Documents), or exemption by, any Governmental Agency, is required to authorize the execution, delivery and performance by such Borrower of the Loan Documents to which it is a party.

     11.5 Compliance with Other Instruments. The execution and delivery of this Agreement and compliance with its terms, the issuance of the Note and the execution and delivery of the Mortgage, the Security Agreement and the Holding Account Agreement and the compliance with their terms as contemplated herein, do not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance (except those contemplated by this Agreement) upon any properties of such Borrower pursuant to, or constitute a default (with due notice or lapse of time or both), or result in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under any indenture, agreement, order, judgment or instrument under which such Borrower is a party or to such Borrower's knowledge, after due inquiry, by which such Borrower or its property may be bound or affected, or under the Certificate of Incorporation or By-Laws of such Borrower, and, to such Borrower's knowledge, after due inquiry, do not violate any provision of applicable law.

     11.6 Financial Statements. (a) The consolidated balance sheets of the Borrowers and the Guarantor as of August 31, 1997 and the related consolidated statements of income and cash flow of the Borrowers and the Guarantor for the month and year to date period ended on that date, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP and fairly present the financial conditions of the Borrowers and the Guarantor as of such date and the results of the operations of the Borrowers and the Guarantor for the period ended on such date.

     (b) As of August 31, 1997 the Borrowers and the Guarantor have no contingent liabilities which, if determined adversely to them (either singly or in the aggregate), would have a material adverse effect.

     11.7 Material Adverse Events. Since August 31, 1997 neither the business, the prospects, the properties nor the condition (financial or otherwise) of any Borrower or the Guarantor have been materially adversely affected.

     11.8 Litigation, Etc. Except as disclosed in writing to the Lender, there are no actions, suits or proceedings pending, or to the knowledge of the Borrowers threatened, against or affecting the Borrowers or the Guarantor, at law or in equity which, if adversely determined, would have a material adverse effect on the Borrowers or the Guarantor. To the Borrowers' knowledge, as of August 31, 1997, neither Borrower or the Guarantor is in violation with respect to any applicable laws or regulations which non-compliance would have a material adverse effect nor is any Borrower or the Guarantor in violation or default with respect to any order, writ, injunction, demand or decree of any court or any Person or in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material respect under any indenture, agreement or other instrument under which any Borrower or the Guarantor is a party or may be bound, default under which would have a material adverse effect.

     11.9 Principal Place of Business. The chief executive office and principal place of business of the Borrowers and the Guarantor is located at 9821 Katy Freeway, Suite 450, Houston, Texas 77024.

     11.10 Patent and Other Rights. The Borrowers and the Guarantor have the right to use all patents, licenses, trademarks, trade names, trade secrets, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted without known conflict with the rights of others which would materially and adversely affect such businesses.

     11.11 Taxes. The Borrowers and the Guarantor have filed or caused to be filed all tax returns which are required to be filed by them, pursuant to the laws, regulations or orders of each Person with taxing power over the Borrowers and the Guarantor or their assets. The Borrower and the Guarantor have paid, or made provision for the payment of, all Taxes which have or may have become due pursuant to said returns, or otherwise, or pursuant to any assessment received by the Borrowers and the Guarantor, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. The charges, accruals and reserves in respect of Taxes on the books of the Borrowers and the Guarantor are adequate (determined in accordance with GAAP). There are no proposed material tax assessments against any Borrower or the Guarantor and no extension of time for the assessment of federal, state or local Taxes of the Borrowers or the Guarantor is in effect or has been requested.

     11.12 Employee Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Plan.

     11.13 Investment Company Act of 1940.  Neither Borrower is an
"investment company" within the meaning of the Investment Company Act of 1940.

     11.14 Subsidiaries. As of the date of this Agreement, the Borrowers have no subsidiaries.

     11.15 Environmental Compliance.

     (a) The Borrowers have duly complied in all material respects with, and the Vessels and their other properties and operations are in compliance in all material respects with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies unless such compliance would violate the laws or regulations of the jurisdiction in which a Vessel is located or operating.

     (b) As of the date of this Agreement, the Borrowers have received no notice from any Governmental Agency, and have no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of any Vessel or other properties owned or operated by the Borrowers.

     (c) The Borrowers have been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (i) air emissions, (ii) discharges to surface water of ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (vi) other environmental, health or safety matters necessary for the ownership or operation of the Vessels or other properties owned or operated by the Borrowers and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement.

     (d) To the best of the Borrowers' knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from or as a result of any operations on any Vessel or other properties and operations owned or operated by the Borrowers required to be reported to any Governmental Agency.

     (e) There has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency which concerns the operations of the Vessels or other properties owned or operated by the Borrowers.

Section 12.  Affirmative Covenants of Borrowers.

     Until the payment in full of all amounts due under this Agreement and the Note by the Borrowers, unless compliance shall have been waived by the Lender, the Borrowers and the Guarantor agree that:

     12.1    Financial Statements, Reports and Inspection.

             (a) The Borrowers and the Guarantor will furnish to the Lender:

                 (i) as soon as possible and in any event within two (2) Business Days after an officer of the Borrowers has knowledge of the occurrence of any Event of Default or of any default in the performance of the Loan Documents, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default or such a default, which is continuing on the date of such statement, the statement of the chief financial officer of the Borrowers setting forth the details of such Event of Default or event or default and the action which the Borrowers propose to take with respect thereto;

                 (ii)  as soon as available and in any event within forty-five
             (45) days after the close of each month of the Guarantor's fiscal years, a copy of monthly consolidated financial statements for the Guarantor prepared in accordance with GAAP and certified by the chief financial officer or chief accounting officer of the Guarantor together with consolidating statements of each Borrower;

                 (iii) as soon as available and in any event within ninety (90)
             days after the close of the Guarantor's fiscal years, a copy of the consolidated annual audited financial statements for such year for the Guarantor certified by Arthur Andersen, LLP or other independent public accountants of recognized standing acceptable to the Lender;

                 (iv)  as soon as available and in any event within forty-five
             (45) days after the end of each month, an operations report in form and substance satisfactory to the Lender;

                 (v) a Barge Activity Schedule as often it is produced for the Borrowers' management, but in any event, not less than every two weeks.

                 (vi) as soon as possible and in any event by December 1 of each year an annual business plan for the Borrowers for the coming year, including projections of utilization of the Vessels, expenses and revenues;

                 (vii) such other financial information as the Lender may
             reasonably request; and

                 (viii)(A) as soon as possible, and in any event, within 30 days after either Borrower or the Guarantor knows that any Reportable Event with respect to any Plan has occurred, a statement of an officer of the Borrowers or the Guarantor setting forth details as to such Reportable Event and the action which the Borrowers or the Guarantor propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Borrowers or the Guarantor and (B) promptly after receipt thereof a copy of any notice relating to a Reportable Event having a material adverse effect, the Borrowers, or the Guarantor or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan; provided, however, this Section 10.1(a)(vii)(B) shall not apply to notice of general application promulgated by the Department of Labor.

     (b) The Borrowers or the Guarantor will, upon request, furnish to the Lender such information as the Lender may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Borrowers or the Guarantor and will permit the Lender or its representatives at any reasonable time or times during normal business hours upon three (3) Business Days' prior notice, to inspect the properties of the Borrowers or the Guarantor, to inspect, audit and examine the books or records of the Borrowers or the Guarantor and to take extracts therefrom and will reimburse the Lender for all reasonable expenses incurred in connection therewith.

     (c) Within forty-five (45) days of the close of the first three quarters of the Guarantor's fiscal year and on the dates that the annual reports required pursuant to Section 10.1(a)(iii) above are provided to the Lender, the Guarantor shall furnish to the Lender a certificate signed by the chief financial officer or chief accounting officer of the Guarantor certifying that
(A) the representations
and warranties contained in Section 11 of this Agreement are correct on and as of the date of such certificate as though made on and as of such date except those expressly made as of another date and (B) the Guarantor is in compliance with all of the covenants contained in Sections 13.14, 13.15, 13.16 and 13.17 of this Agreement, such certificates showing the relevant computations for such compliance.

     (d) As soon as possible and in any event within ninety (90) days of the end of each of the Guarantor's fiscal years, a certificate from the Guarantor's auditors referred to in Section 12.1(a)(iii) above, certifying that (A) such auditor is not aware of any Events of Default and (B) the Guarantor is in compliance with the covenants contained in Sections 13.14, 13.15, 13.16 and
13.17 of this Agreement, such certificates showing the relevant computations for such compliance.

     (e) In addition to the right of inspection referred to in Section 12.1(b) above, the Lender may call for up to four audits of the accounts receivable of the Borrowers annually, or more if the Lender has reasonable cause to believe that the value of such accounts receivable or the Borrowers' accounting practices are in doubt. The costs of any such audits shall be for the account of the Borrowers and the Borrowers shall cooperate with the Lenders and its agents in connection with such audits.

     (f) In addition to the requirements of Section 3.2(b) above, the Borrowers shall provide to the Lender a Borrowing Base Report each Friday, or the next succeeding Business Day, if any Friday is not a Business Day.

     12.2 Insurance. The Borrowers shall insure, or cause to be insured, the Vessels pursuant to the terms of Article I, Section 15 of the Mortgages. The Borrowers will promptly notify the Lender of any material changes in such insurances or any change in the underwriters or clubs providing such insurances. The Borrowers shall annually but no later than the anniversary of the date of this Agreement furnish the Lender with evidence of all such insurance policies currently in force.

     12.3 Other Debt. The Borrowers will promptly pay and discharge any and all Indebtedness, liens, charges, and all Taxes imposed upon them or upon their income or profits, or upon any of their properties prior to the date on which penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrowers, except such as may in good faith be contested or disputed, provided appropriate reserves are maintained in accordance with GAAP.

     12.4 Maintenance of Existence; Conduct of Business. The Borrowers and the Guarantor will preserve and maintain their corporate existence, their business as presently conducted, and all of their rights, privileges and franchises necessary or desirable in the normal conduct of said business, and will conduct their businesses in an orderly, efficient and regular manner.

     12.5 Financial Records. The Borrowers and the Guarantor will keep books of record and account in which proper entries will be made of their transactions in accordance with GAAP.

     12.6 Maintenance of Vessels. The Borrowers will maintain, or cause to be maintained, the CAJUN HORIZON and the AMERICAN HORIZON in the highest classification for such vessels with the American Bureau of Shipping or such other classification society as the Lender may approve and will, within one hundred eighty (180) days of the date of the advance referred to in Section 2.1(c)(i) above as to the PHOENIX HORIZON and within ninety (90) days of the date of the advance referred to in Section 2.1(c)(iii) above as to the GULF HORIZON, cause such Vessels to be classed in the highest classification for such Vessels with the American Bureau of Shipping and thereafter to maintain such class as to all of the Vessels other than the MR. EDDIE.

     12.7    Environmental Compliance.

     (a) The Borrowers will comply with and will use their best efforts to cause their agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with the Borrowers) to so comply with (i) all applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies and (ii) the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Agencies now or hereafter granted or obtained with respect to the Vessels or other properties owned or operated by the Borrowers unless such compliance would violate the laws or regulations of the jurisdictions in which the Vessels are located or operating.

     (b) The Borrowers will use their best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Vessels or other properties owned or operated by the Borrowers.

     12.8 Environmental Notifications. The Borrowers shall notify the Lender, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

     (a) Any written notification made by the Borrowers to any U.S. or foreign federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous

Substance to the environment at, from, or as a result of any operations on, the Vessels or other properties and operations owned or operated by the Borrowers;

     (b) Knowledge by an officer of the Borrowers of receipt of service by the Borrowers of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any U.S. or foreign court, federal, state or local environmental agency, alleging (i) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Vessels or other properties owned or operated by the Borrowers or (ii) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Vessels or other properties and operations owned or operated by the Borrowers.

     (c) It is understood by the parties hereto that the above mentioned notices are solely for the Lender's information, may not otherwise be required by any U.S. or foreign federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Lender.

     (d) the term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

     12.9 Environmental Indemnification. (a) The Borrowers hereby agree to indemnify and hold the Indemnitees harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against any Indemnitee with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Vessels or other properties owned or operated by the Borrowers of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrowers.

     (b) It is the parties' understanding that neither the Lender nor any other Indemnitee does now, has never and does not intend in the future to exercise any operational control or maintenance over the Vessels or any other properties and operations owned or operated by the Borrowers, nor has any of them in the past, presently, or intends in the future to, maintain an ownership interest in the Vessels or any other properties owned or operated by the Borrowers except as may arise upon enforcement of the Lender's rights under the Mortgages or the Security Agreement.

     (c) Should, however, the Lender or any other Indemnitee hereafter exercise any ownership interest in or operational control over the Vessels or any other properties owned or operated by the Borrowers, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Lender or other Indemnitee subsequent to exercising such interest or operational control, to the extent such action or inaction by the Lender or other Indemnitee is admitted by the Lender or other Indemnitee or is found by a court of competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Vessels or other properties owned or operated by the Borrowers of any Hazardous Substance.

     (d) The indemnity and hold harmless contained in this Section 12.9 shall not extend to the Lender or any other Indemnitee in its or his capacity as an equity investor in the Borrowers or as an owner of any property or interest as to which the Borrowers are also an owner but only to the Lender's capacity as a lender or a holder of security interests.

     12.10 Notification of Total Loss. In the event of any Total Loss or requisition of any Vessel, the Borrowers shall give written or telegraphic notice to the Lender not later than ten (10) days after they have actual knowledge of such occurrence.

Section 13. Negative Covenants of Borrowers. Until the payment in full of all amounts due under this Agreement and the Note by the Borrowers, the Borrowers and the Guarantor agree that they will not without the prior written consent of the Lender:

     13.1 Liens. Create, incur, assume or suffer to exist any lien (including any encumbrance or security interest) of any kind upon the Vessels or any of their other assets, revenues or right to receive revenue whether now owned or hereafter acquired, except for the liens and other encumbrances set forth below (the "Permitted Liens"):

     (a) liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such are payable by the Borrowers;

     (b) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such sums are payable by the Borrowers;

     (c)     maritime liens:

             (i) arising in the ordinary course of business by operation of law that are being contested in good faith by appropriate proceedings and for which reserves have been made to the reasonable satisfaction of the Lender or

             (ii)  arising in connection with salvage and general average; or

             (iii) arising in connection with crew wages claimed but not paid;

     (d) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Borrowers;

     (e) judgment liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

     (f)     liens required by the terms of this Agreement; and

     (g) purchase money security interests in connection with capital expenditures permitted by Section 13.24 below.

     13.2 Line of Business. Enter into any new line of business unrelated to their present activities after the date of this Agreement.

     13.3 Consolidation, Merger, Etc. Consolidate with or merge with, or sell (whether in one transaction or in a series of transactions) all or substantially all of their assets to any Person.

     13.4 Modification of Agreements. Amend, modify or otherwise change any of the Loan Documents.

     13.5    Indebtedness.  Incur any Indebtedness, except:

     (a)     the Advances;

     (b) accounts payable and accrued liabilities incurred in the ordinary course of business;

     (c) letters of credit, performance and bid bonds obtained by the Borrowers in the ordinary course of their business up to an aggregate amount of USD 1,000,000.00 at any time;

     (d) supersedes bonds obtained by the Borrowers in the ordinary course of their business;

     (e)     Elliott Indebtedness and Elliott Advances; and

     (f) purchase money indebtedness in connection with capital expenditures permitted by Section 13.24 below but with no more than USD 100,000.00 of such debt being outstanding at any time.

     13.6    Reportable Event.  Cause or allow to occur a Reportable Event.

     13.7 Change of Legal Structure. Cause or allow to occur any material change in their present Articles of Incorporation or By-Laws or change their jurisdiction of incorporation.

     13.8 Change of Place of Business. Make any change in the address of their principal place of business or their chief executive office except upon thirty (30) days' prior written notice to the Lender.

     13.9 Management of Vessels. Change the flag, class, ownership, management or control of the Vessels except for changes in the flag and classification society of the PHOENIX HORIZON disclosed to the Lender prior to the date of this Agreement.

     13.10   Subsidiaries.  Create or acquire any subsidiaries.

     13.11 Charter. Cause or allow any Vessel to be bareboat chartered to any party for a period longer than six (6) months without the prior written consent of the Lender, which consent shall not be unreasonably withheld, or cause or allow any vessels to be chartered in for a term in excess of twelve
(12) months.

     13.12 Modifications to Vessels. Other than the upgrades and modifications commenced on or before the date of this Agreement, cause or allow any change in the physical characteristics of any Vessel that would, in the reasonable judgment of the Lender, materially interfere with the suitability of such Vessel for normal commercial offshore construction operations; the consent of the Lender to any such modification not to be unreasonably withheld.

     13.13 Sale of Vessel, Etc. Sell, transfer or assign any Vessel or Equipment, or any right to receive the revenue from any Vessel provided, however, that:

             (i) the Borrowers may sell, transfer or assign any surplus or scrap equipment from the Vessels or Equipment in the ordinary course of business in an amount of up to USD 500,000.00 annually; and

             (ii) the Borrowers may sell, transfer or assign any Equipment or any other equipment from the Vessels if they first replace such items with equipment of equal or greater value.

     13.14 Current Ratio. Permit the Current Ratio to be less than 1.1 to 1 at any time.

     13.15 Working Capital. Permit its consolidated Working Capital to be less than USD 750,000.00 at any time.

     13.16 Fixed Charge Coverage Ratio. Permit its Fixed Charge Coverage Ratio to be less than 1.0 to 1.0 on a rolling four quarter basis. The ratio may be as low as 0.65 to 1.0 at the end of any one quarter; provided that it is not less than 1.0 to 1.0 for any two consecutive quarters and not less than 1.0 to
1.0 for any consecutive four quarters.

     13.17 Debt Ratio. Permit its Debt Ratio at any time to be greater than 35%.

     13.18 Payments on Subordinated Debt. Pay any interest or principal on any debt subordinated to the Loan except as an Elliott Payment.

     13.19 Compliance with Federal Reserve Board Regulations. No part of the proceeds of any Advance will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrowers or the Guarantor in a violation of Regulation X of said Board or the Lender in a violation of Regulation U of said Board. In particular, without limitation of the foregoing, neither the Borrowers nor the Guarantor will use any part of the proceeds of any Advance to be made hereunder to acquire for itself or for any other person any publicly-held securities of any kind. The assets of the Borrowers and the Guarantor do not and will not include any margin securities, and the Borrowers and the Guarantor have no present intention of acquiring any margin securities. As used in this Section 13.19, the terms "margin security" and "purpose of purchasing or carrying" shall have the meanings assigned to them in the aforesaid Regulation U, and the term "publicly-held", in respect of securities, shall have the meaning assigned to it in Section

220.7(a) of Regulation T of said Board. If requested by the Lender, the Borrowers will furnish to the Lender a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

     13.20 Loans and Investments. Advance funds to, or make investments in, (whether by way of loan, stock purchase or capital contribution) any Person other than in Cash Equivalents.

     13.21 Contracts with Affiliates. Enter into any transaction with any director, officer, employee, shareholder or Affiliate of the Borrowers or the Guarantor except on terms no less favorable to the Borrowers than the Borrowers could obtain in an arms length transaction with Persons not affiliated with the Borrowers.

     13.22 Change of Management or Ownership. Cause or allow to occur any material change in their present management or ownership.

     13.23 Lease Expense. Incur or pay more than USD 250,000.00 per year for the lease or rental of equipment, vessels or real property other than rental for their principal place of business referred to in Section 11.9 above.

     13.24 Capital Expenditures. In 1998 and thereafter, make capital expenditures in the aggregate greater than USD 2,000,000.00 per year unless any amount in excess of the USD 2,000,000.00 limit is financed by Elliott Advances or Elliott Indebtedness. Capital expenditures may only be made for the purpose of the acquisition or upgrading of marine construction vessels and the acquisition of equipment and accessories related to such vessels.

     13.25 Dividends. Make any dividend payments or other distributions to their stockholders or redeem or otherwise acquire any of their stock.

     13.26 Use of Vessels. Cause or allow any Vessel to be used outside of the Gulf of Mexico.

     13.27 Fiscal Years. Change or allow to change, the fiscal year of either Borrower or the Guarantor from one ending on December 31.

Section 14.  Events of Default.

      14.1 Events. An "Event of Default" shall exist if any of the following events shall occur and be continuing:

     (a) The Borrowers shall default in the payment or prepayment when due of any principal or interest on the Loan or any fees or other amount payable by them hereunder or under any other Loan Document and such default shall continue for three (3) Business Days after such amount is due; or

     (b) The Borrowers or the Guarantor shall default in the payment when due of any principal of or interest on any of their other Indebtedness in an aggregate amount in excess of USD 25,000.00; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or

     (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrowers or the Guarantor, or Elliott or any certificate furnished to the Lender pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     (d) The Borrowers, the Guarantor or Elliott shall fail to perform or observe any provision of the Loan Documents to which they are parties and such failure shall continue unremedied for a period of ten (10) Business Days after (i) the failure arises and (ii) the Borrowers or the Guarantor have knowledge of such failure, or ten (10) Business Days after the Lender gives the Borrowers notice of such failure; provided, however, that if the default shall arise due to a failure to comply with any of the financial covenants contained in Sections 13.14, 13.15, 13.16 or 13.17 above, the Borrowers shall use their best efforts to induce Elliott to make one or more Elliott Advances in sufficient amounts so as to cure such default, but if such default has not been cured within ten (10) Business Days, an Event of Default under this Section 14.1(d) shall have occurred; or

     (e) The Borrowers, the Guarantor or Elliott shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     (f) The Borrowers, the Guarantor or Elliott shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

     (g) A proceeding or case shall be commenced, without the application or consent of the Borrowers, the Guarantor or Elliott in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrowers, the Guarantor or Elliott or of all or any substantial part of the assets of any of them, or (iii) similar relief in respect of the Borrowers, the Guarantor or Elliott under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or an order for relief against the Borrowers, the Guarantor or Elliott shall be entered in an involuntary case under the U.S. Bankruptcy Code; or

     (h) A judgment for the payment of money in excess of USD 100,000.00 shall be rendered by a court against any of the Borrowers, the Guarantor or Elliott and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrowers, the Guarantor or Elliott, respectively, shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (i)     the Guaranty shall cease to be in full force and effect.

THEN, or at any time thereafter, while any such event remains unremedied or uncured:

     The Lender may, upon written notice to the Borrowers, terminate the Commitment to make Advances and/or declare the entire outstanding unpaid principal amount of the Note, all Breakage Costs and all interest accrued and unpaid thereon and all other amounts payable hereunder and thereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. The Lender may immediately and without expiration of any additional period of grace, enforce payment of all obligations of the Borrowers under this Agreement and under the Note. In addition, the Lender may exercise any or all of such remedies as may be available to it under applicable law or granted pursuant to the Loan Documents.

     Any declaration made pursuant to this Section 14.1 is subject to the condition that, if at any time after the outstanding principal of the Note shall have become due and payable, and before any foreclosure action has been taken by the Lender under any of the Loan Documents to realize upon the security provided by such documents, all Breakage Costs and all arrears of interest upon the Note and all other obligations owed to the Lender (except that principal of the Note which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good waived or cured, then the Lender may, by written notice to the Borrowers, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

Section 15.  Minimum Value, Evaluation and Additional Security.

     15.1 Minimum Value. The total fair market value of the Vessels as determined pursuant to Section 15.2 below shall not be less than 285% of the Facility A Commitment at any time.

     15.2 Evaluation. On two occasions annually, or at any other additional time when, in the reasonable judgment of the Lender there has been an adverse development in the fair market value of any Vessel, upon the written request of the Lender, the Borrowers will promptly obtain at the Borrowers' expense an evaluation of the Vessels by a reputable independent ship broker or appraiser selected by the Borrowers but acceptable to the Lender. In the event that any such evaluation establishes that the fair market value of the Vessels is less than the amount required by Section

15.1(a) above at the time of the evaluation, the Borrowers shall within twenty
(20) days of such shortfall (but at the Borrowers' option) either:

     (a) provide additional collateral acceptable to the Lender to insure that the fair market value of the Vessels as determined pursuant to this Section
15.2 and such additional collateral is equal to at least the amount required by
Section 15.1(a) above; or

     (b) prepay the Loan in the manner provided for in Section 7.5 above in an amount as is necessary to insure that the fair market value of the Vessels as determined pursuant to this Section 15.2 is at least the amount required by
Section 15.1(a) above after such reductions have been made; or

     (c) a combination of (a) and (b) above which shall result in the fair market value of the Vessels and additional collateral as determined pursuant to this Section 15.2 being at least the amount required by Section 15.1(a) above.

     15.3 Failure to Maintain Minimum Value. The failure of the Borrowers to take action under Section 15.2(a), (b) or (c) above after being required to do so under Section 15.2 above which failure shall result in the fair market value of Vessels and any additional collateral as determined pursuant to Section
15.2 above remaining below the amount required by Section 15.1(a) above for twenty (20) or more days after the date of the shortfall shall constitute an immediate Event of Default under Section 14.1 of this Agreement and shall give the Lender the right to immediately exercise any or all of its rights under such Section.

Section 16. Elliott Payments. (a) The Borrowers shall make no Elliott Payments unless all of the following conditions have been met to the satisfaction of the Lender:

             (i)   The second anniversary of the first Drawdown Date shall have occurred;

             (ii) No Events of Default under Sections 14.1(a) and 14.1(b) above shall have occurred;

             (iii) No Events of Default under Sections 14.1(c) through (i) above shall have occurred and be continuing at the time of the Elliott Payment;

             (iv)  No default has occurred under the Support Agreement;

             (v) The Current Ratio was 1.75 to 1.0 or greater at the end of the most recent fiscal quarter;

             (vi) Working Capital was USD 5,000,000.00 at the end of the most recent fiscal quarter;

             (vii) The Fixed Charge Coverage Ratio was 1.65 to 1.0 or greater during the previous four fiscal quarters;

             (viii)  During the previous four fiscal quarters:

                     (A) the Fixed Charge Coverage Ratio was not less than 1.1 to 1.0 and

                     (B) the Fixed Charge Coverage ratio has not been less than
                     1.50 to 1.0 at the end of any two consecutive quarters.

             (ix) The Debt Ratio was no higher than 25% up to an including December 31, 1999 and no higher than 20% thereafter.

     (b) If all of the above conditions have been satisfied, the Borrowers may, commencing with the end of the quarter following the second anniversary of the first Drawdown Date, make Elliott Payments in amounts not to exceed 50% of Excess Cash Flow for the immediately preceding quarter.

Section 17.  Miscellaneous.

     17.1 Entire Agreement. This Agreement with its Schedule and Exhibits embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     17.2 No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement or any document delivered pursuant hereto, nor shall any waiver of any breach or default of the Borrowers hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

     17.3 Survival. All representations, warranties and agreements herein contained on the part of the Borrowers shall survive the making of the Advances hereunder and all such representations, warranties, and agreements shall be effective as long as any amount arising pursuant to the terms of this Agreement or the Note remains unpaid.

     17.4 Notices. (a) All notices, requests, consents, demands, and other communications provided for or permitted hereunder shall be effective three (3) days after being duly deposited in the mails, certified, return receipt requested, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax, addressed to the respective party at the address set forth below.

Borrowers and Guarantor:      Horizon Offshore, Inc.
                              Horizon Vessels, Inc.

                              Horizon Offshore Contractors, Inc.
                              9821 Katy Freeway, Suite 450
                              Houston, Texas 77024
                              Telefax No. (713) 365-0989
                              Attention: President

Lender:                       Den norske Bank ASA
                              200 Park Avenue
                              New York, N.Y. 10166-0396
                              Telefax No. (212) 681-4123
                              Attention: Loan Administration

with copies to:
                              Den norske Bank ASA, Representative Office
                              333 Clay, Suite 4890
                              Houston, Texas 77002
                              Telefax No. (713) 757-1167
                             Attention:  Byron L. Cooley


     17.5 Termination. This Agreement shall terminate when all obligations of the Borrowers incurred under the Loan Documents shall have been discharged in full.

     17.6 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     17.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and permitted assigns; provided, however, that the Borrowers may not transfer their rights to borrow under this Agreement without the prior written consent of the Lender.

     17.8 Assignment and Participation. (a) Subject to compliance with the provisions of this Section 17.8, the Lender shall have the right to assign or grant participations in all or part of the obligations of the Borrowers outstanding under this Agreement or the Note evidencing such obligations to Affiliates of the Lender or to any foreign, federal or state banking institution, savings and loan association or finance company.

     (b) The Lender shall inform the Borrowers in advance as to any proposed assignment by the Lender and the identity of the prospective assignee. The consent of the Borrowers shall not be necessary for any assignment of all or any part of the Lender's interest under this Agreement to any Affiliate of the Lender, any foreign, federal or state banking institution, savings and loan association or finance company or for any participation. As to any other assignment the consent of the Borrowers shall be required.

     (c) The Lender may sell participations (without the consent of the Borrowers) to one or more parties, in or to all or a portion of its rights and obligations under this Agreement, the Note and the other Loan Documents; provided, that (i) the Lender"s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers and the Guarantor shall continue to deal solely and directly with the Lender in connection with this Agreement, the Note and the other Loan Documents.

     (d) The Borrowers hereby agree to assist with any assignment made pursuant to this Section 17.8 by executing and delivering any documents or instruments reasonably requested by the Lender in connection with any such assignment, including but not limited to, amendments to this Agreement, consents to assignments or new promissory notes.

     17.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     17.10 Jurisdiction. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT AND THE NOTES MAY BE INSTITUTED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE LENDER, THE BORROWERS AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF EACH SUCH COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (i) ANY OBJECTION THE BORROWERS, THE GUARANTOR, OR THE LENDER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY OF SUCH COURTS, AND (ii) ANY CLAIMS THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY OF SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 17.10 SHALL LIMIT OR RESTRICT THE RIGHT OF THE LENDER TO BRING SUIT AGAINST THE BORROWERS, THE GUARANTOR, THE VESSELS OR ANY EARNINGS OR REVENUES OF THE VESSELS ANYWHERE IN THE WORLD TO ENFORCE THE SECURITY PROVIDED IN THE MORTGAGE AND THE SECURITY AGREEMENT.

     17.11 Choice of Law. THIS AGREEMENT AND THE NOTE ISSUED HEREUNDER AND ALL ISSUES ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW

YORK, EXCEPT THAT WITH RESPECT TO THE PROVISIONS OF THIS AGREEMENT AND THE NOTE WHICH PROVIDE FOR OR RELATE TO THE PAYMENT OF INTEREST, PROVISIONS OF APPLICABLE FEDERAL LAW WHICH PERMIT THE LENDER TO CHARGE THE HIGHER OF THE RATE PERMITTED BY SUCH APPLICABLE LAW OR BY THE LAWS OF THE STATE IN WHICH THE LENDER IS LOCATED SHALL BE DEEMED GOVERNING AND CONTROLLING.

     17.12   Waiver of Jury Trial.  THE BORROWERS, THE GUARANTOR AND THE
LENDER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     17.13 Amendment and Waiver. Except as otherwise provided herein, no provision of this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated, unless all parties hereto consent in writing.

     17.14 No Oral Agreements. THIS WRITTEN CREDIT AGREEMENT WITH ITS SCHEDULE AND EXHIBITS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     17.15 Headings, Etc. The table of contents of this Agreement and the headings of various sections and subsections herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. References to sections or subsections without reference to the document in which they are contained are references to this Agreement.

     17.16 Taxes. Any Taxes payable or ruled payable by any Government Agency in respect of this Agreement, the Note or any other Loan Document, other than any Tax on or measured by the income of the Lender, shall be paid by the Borrowers, together with any interest and penalties.

     17.17 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      HORIZON VESSELS, INC.


                                      By: /s/ H.D. LOYD, III
                                         --------------------------------
                                      Name: H.D. Loyd, III
                                           ------------------------------
                                      Title: President
                                            -----------------------------


                                      HORIZON OFFSHORE CONTRACTORS, INC.


                                      By: /s/ H.D. LOYD, III
                                         --------------------------------
                                      Name: H.D. Loyd, III
                                           ------------------------------
                                      Title: President
                                            -----------------------------


                                      HORIZON OFFSHORE, INC.


                                      By: /s/ H.D. LOYD, III
                                         --------------------------------
                                      Name: H.D. Loyd, III
                                           ------------------------------
                                      Title: President
                                            -----------------------------

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

                                      DEN NORSKE BANK ASA



                                      By: /s/ BYRON L. COOLEY
                                         --------------------------------
                                      Name: Byron L. Cooley
                                           ------------------------------
                                      Title: Senior Vice President
                                            -----------------------------



                                      By: /s/ Morten Bjornsen
                                         --------------------------------
                                      Name: Morten Bjornsen
                                           ------------------------------
                                      Title: Senior Vice President
                                            -----------------------------

                  *******************************************

                     All schedules and exhibits have been
                omitted from this filing and will be furnished
                    to the Commission's staff upon request

                  *******************************************




                                      69